FOR IMMEDIATE RELEASE Media Contact: Brianne Hyder, Portland General Electric Brianne.Hyder@pgn.com; 503-464-8596 Investor Contact: Jardon Jaramillo, Portland General Electric Jardon.Jaramillo@pgn.com; 503-464-7051 Portland General Electric Announces Conclusion of the Review by the Special Committee of the Board of Directors Portland Ore., December 18, 2020 - Portland General Electric Company (NYSE: POR) ("PGE" or the "Company") today announced the Special Committee of the Board of Directors concluded its independent review of the energy trading activity that led to the losses incurred in the third quarter. The Special Committee concluded that the trades were ill-conceived and revealed opportunities for improving the Company’s energy trading policies and practices. Additionally, the Board of Directors concluded that the actions the Company began taking in August to enhance oversight of energy trading and associated risk management reporting, policies and practices are consistent with the Special Committee’s recommendations and will be monitored by the Board of Directors through enhanced reporting. These actions will strengthen the Company and include: • Added expertise: PGE brought in additional experienced risk management personnel and replaced the Power Operations general manager with a new interim leader. • Strengthened trading policies: Power Operations personnel are operating under revised policies designed to prevent positions of the type that led to the losses. The improved policies place controls on the ability of personnel to enter into wholesale energy transactions to the extent that PGE does not have physical or financial delivery capability. • Enhanced risk reporting: Energy trading activity reporting has been improved to ensure greater visibility into portfolio risk. • Changed reporting structures: Energy Trading Risk Management now reports through a Risk and Compliance team that reports to the Chief Executive Officer. Effective January 1, 2021, Power Operations will report to the Vice President of Strategy, Regulation and Energy Supply. • Changed personnel: The individuals who previously were placed on leave are no longer with the Company. The Compensation and Human Resources Committee of the Board of Directors, in consultation with the other independent directors of the Board, has determined, in light of the third quarter losses, it would be inconsistent with PGE's pay-for-performance philosophy for certain senior leaders to receive annual incentive compensation. Accordingly, the CEO, Exhibit 99.1 the CFO and one additional executive officer will not receive any annual incentive compensation for 2020. “The Special Committee, with the assistance of independent legal advisors, conducted a thorough, top-to-bottom review of the energy trading activity that led to the losses and we are pleased to put this matter behind us,” said Jack Davis, Chair of the PGE Board. “The Board is confident that the actions the management team implemented and continues to take will make PGE an even stronger company, better positioned to carry out our mission of powering the communities we serve.” As previously announced, there will be no impact to customer prices, as the Company will not pursue regulatory recovery. Additionally, the losses do not impact PGE’s ability to serve customers. Review of Energy Trading Losses The energy trading positions resulting in these losses were short in the desert Southwest and California power markets and long in the Pacific Northwest power markets. In August 2020, wholesale electricity prices increased substantially in the desert Southwest and California power markets due to extreme weather conditions, constraints to regional transmission facilities, and changes in power supply in the West. As a result of these market disruptions and the Company’s exposure to these positions, the Company’s energy portfolio realized significant losses. About Portland General Electric Company Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, with operations across the state. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE has 16 generation plants in five Oregon counties, and maintains and operates 14 public parks and recreation areas. For over 130 years, PGE has delivered safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE and its 3,000 employees are working with customers to build a clean energy future. In 2019, PGE, employees, retirees and the PGE Foundation donated $4.3 million and volunteered 32,900 hours with more than 700 nonprofits across Oregon. For more information visit portlandgeneral.com/news. Forward-Looking Statements Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements containing words such as "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Investors are cautioned that any such forward- looking statements are subject to risks and uncertainties, including, without limitation: the impact of the recommendations of the Special Committee on the Company and its operations; the time and expense incurred in implementing the recommendations of the Special Committee; any reputational damage to the Company relating to the matters underlying the Special Committee's review; the outcome of various legal and regulatory proceedings; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or liability for third party property damage; cyber security breaches of the Company's customer information system or operating systems, which may affect customer bills or other aspects of our operations; and widespread health emergencies or outbreaks of infectious diseases such as the novel coronavirus disease (COVID-19), which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward- looking statements. All forward-looking statements included in this press release are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. Prospective investors should also review the risks, assumptions and uncertainties listed in the Company's most recent annual report on Form 10-K and in other documents that the Company files with the United States Securities and Exchange Commission, including management's discussion and analysis of financial condition and results of operations and the risks described therein from time to time. Source: Portland General Electric